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                                                              EXHIBIT 10.23



                SEPARATION AGREEMENT AND RELEASE
                --------------------------------


     THIS SEPARATION AGREEMENT AND RELEASE ("Agreement") is made and entered into this 31st day of March, 1999, by and between WILLBROS USA, INC. ("Employer") and M. KIETH PHILLIPS ("Employee").

                          WITNESSETH:
                          -----------

     WHEREAS, Employee is currently employed by Employer; and

     WHEREAS, Employee will retire from his employment with Employer effective March 31, 1999 ("Retirement Date"); and

     WHEREAS, Employer and Employee wish to achieve a final and amicable resolution of all issues related to their employment relationship;

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth below, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Employee's Retirement.  Employee and Employer confirm and
     ---------------------
     agree that Employee is retiring from employment with Employer as of the Retirement Date and that the employment relationship which existed between Employee and Employer and/or any of Employer's affiliated companies shall cease as of the Retirement Date. However, nothing contained herein, shall prevent or interfere with the ability of the parties to enter into future agreements for Employee to provide consulting services and advice to Employer or Employer's affiliates on an independent contractor basis ("Subsequent Agreement"). Except as provided in any Subsequent Agreement, all of Employer's obligations to Employee on or after the Retirement Date are set forth herein. Accordingly, except as otherwise provided herein or in a Subsequent Agreement, Employer shall have no further obligations whatsoever to Employee after the Retirement Date. Similarly, except as provided in any Subsequent Agreement, all of Employee's obligations to Employer on or after the Retirement Date are set forth herein. Accordingly, except as otherwise provided herein or in a Subsequent Agreement, Employee shall have no further obligations to Employer after the Retirement Date. Employer shall cause its personnel records to reflect that Employee retired from employment with Employer effective on the Retirement Date.

2.   Prior Agreements Superseded.  Except as otherwise
     ---------------------------
     specifically provided herein, this Agreement supersedes and replaces all other prior agreements, written or oral, relating to Employee's employment with Employer and/or any of Employer's affiliated companies.

3.   Management Incentive Plan.  Prior to the Retirement Date,
     -------------------------
     Employee participated in the Willbros USA, Inc. Management
     Incentive Plan dated January 1, 1996 ("Incentive Plan").



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     Employee acknowledges that the Incentive Plan terminated
     December 31, 1998 and that Employee is not entitled to any further payments or benefits under the Incentive Plan.

4.   Medical Insurance Continuation.  After the Retirement Date,
     ------------------------------
     Employee and Employee's spouse will be entitled to continue group medical coverage under Employer's Retiree Medical Plan ("Retiree Medical Plan"). Employer reserves the right, pursuant to the terms of its Retiree Medical Plan, to amend or terminate any or all provisions of the Retiree Medical Plan in the future. If Employee is not entitled to Medicare benefits and does not elect coverage under the Retiree Medical Plan, Employee will be entitled to continue participation for a limited period of time in Employer's Group Medical Plan, Group Dental Plan and/or Executive Medical Plan under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Detailed information concerning the costs and procedures applicable to such alternate insurance coverage will be provided separately by Employer.

5.   Life Insurance Conversion.  Employee has the right to
     -------------------------
     convert Employee's life insurance coverage under Employer's Group Life Plan and dependent life insurance coverage obtained by the Employee under Employer's Dependent Life Plan to individual life insurance policies. Conversion forms and premium rates applicable to such conversion programs will be provided separately by the relevant insurer.

6.   Pension Plan.  As a vested participant in the Willbros USA,
     ------------
     Inc. Pension Plan ("Pension Plan") maintained by Employer for the benefit of eligible employees, Employee is or will become entitled to certain retirement benefits. Nothing contained in this Agreement shall affect Employee's rights to such benefits as provided by the terms of the Pension Plan. Employee acknowledges that Employer has separately provided Employee a specific description of Employee's payment options under the Pension Plan.

7.   Executive Benefit Restoration Plan.  In addition to the
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     Pension Plan, Employee also participated prior to the Retirement
     Date in the Willbros USA, Inc. Executive Benefit Restoration Plan ("Restoration Plan"). On the Retirement Date, Employee shall receive Two Hundred Thirty Four Thousand Fifteen U.S. Dollars (U.S. $234,015), less applicable payroll tax withholding, under the Restoration Plan as a lump sum payment of all accumulated benefits due Employee under the Restoration Plan as of the Retirement Date. Effective upon receipt of such payment, Employee releases the Employer, the Restoration Plan Trust, the Restoration Plan Trustee, and the Restoration Plan administrators from any further claims for benefits under the Restoration Plan.

8.   Incentive Stock Options.  Employee is vested in certain
     -----------------------
     incentive stock options and certain non-qualified stock options provided by Employer's parent company, Willbros Group, Inc. ("WGI") pursuant to the Willbros Group, Inc. 1996 Stock Plan ("Stock Plan"). Except as otherwise provided in this Paragraph 9, nothing in this Agreement shall affect any rights or obligations of Employee or WGI under the Incentive Stock Option Agreement or the Non-Qualified Stock Option Agreements entered into between Employee and WGI pursuant to


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     the Stock Plan.  Employer hereby confirms that WGI has
     accelerated the vesting of certain stock options previously awarded to Employee under the Plan with the effect that the portions of Employee's previous stock option awards pursuant to the Stock Plan which are otherwise not vested as of March 31, 1999 will be deemed to be fully vested as of that date. Employee acknowledges that any of Employee's incentive stock options awarded under the Stock Plan which are exercised more than three (3) months after the Retirement Date will be treated as non-qualified stock options for U.S. federal income tax purposes.

9.   Employer Stock Ownership Plans.  Employee is indebted to
     ------------------------------
     Employer pursuant to certain secured promissory notes issued to Employer by Employee in connection with Employee's purchase of stock pursuant to the Willbros USA, Inc. 1992 Employee Non-Qualified Stock Ownership Plan and the Willbros USA, Inc. 1996 Management Personnel Non-Qualified Stock Ownership Plan. Employee's obligations and Employer's rights under such promissory notes shall not be affected by this Agreement, except that Employer waives its rights to accelerate the due dates of such promissory notes on account of Employee's retirement.

10.  Employer Investment Plan.  Employee is fully vested in
     ------------------------
     Employer's 401(k) Investment Plan ("Investment Plan"). Employee has the option of receiving a lump-sum distribution of Employee's total account balance in the Investment Plan, transferring such account balance to another tax-qualified plan or to an Individual Retirement Account or leaving such account balance in the Investment Plan. Election forms and detailed information concerning Employee's options with respect to Employee's account balance in the Investment Plan will be provided separately by Employer.

11.  Director and Officer Matters.  Nothing in this Agreement
     ----------------------------
     shall affect any of Employee's rights or obligations with respect to indemnification or director and officer liability insurance coverage to which Employee is entitled or subject in his capacity as a former director and officer of Employer, WGI and certain of their affiliates, whether under that certain Indemnification Agreement between WGI and Employee dated May 2, 1997, or otherwise.

12.  Accrued Vacation Pay.  On the Retirement Date, Employee
     --------------------
     shall receive Thirty Six Thousand Seven Hundred Sixty Six U.S. Dollars (U.S.$36,766), less applicable payroll tax withholding, as compensation for all of Employee's accrued vacation time through the Retirement Date.

13.  Other Benefits.  Except as specifically set forth herein,
     --------------
     all employment benefits previously made available to Employee by Employer or any of its affiliates, including, without limitation, those made available under Employer's Executive Compensation Program, shall cease to be available to Employee as of the Retirement Date. Employee acknowledges that he is not entitled to receive any compensation, severance payment or retirement enhancement payment under the Employer's 1999 Reduction-In-Force Plan or WGI's Severance Protection Plan.

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14.  Lump Sum Payment.  On the Retirement Date, Employer shall
     ----------------
     pay to Employee a lump sum amount of One Hundred Ninety Three Thousand Dollars (U. S. $193,000), less applicable payroll tax withholding, in consideration of the release specified below and the acknowledgements, waivers, representations and undertakings specified herein.

15.  Release.  Except for the obligations of Employer specifically
     -------
     set forth or referenced in this Agreement, Employee fully and forever relieves, releases, and discharges Employer, WGI and all of their respective representatives, officers, directors, shareholders, predecessors, successors, parents, subsidiaries, operating units, affiliates, divisions, employees and attorneys from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from Employee's employment with and termination from Employer, including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, 42 U.S.C.
     Section 2000e, et seq., as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1966, 42 U.S.C. Sections 1981, 1983 and 1985, which prohibits violations of civil rights; the Age Discrimination in Employment Act of 1967, as amended, and as further amended by the Older Workers Benefit Protection Act, 29 U.S.C. Section 621, et seq., which prohibits age discrimination in employment; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C.
     Section 1001, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42
     U.S.C. Section 12101, et seq., which prohibits discrimination against the disabled; the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601, et seq., which provides medical and family leave; the Fair Labor Standards Act, 42 U.S.C. Section 201, et seq., including the Wage and Hour Laws relating to payment of wages; 85 O.S. 1991 Sections 5, 6 and 7, which prohibits discharge in retaliation for exercising rights under Oklahoma's Workers' Compensation Act; and all other federal, state or local laws or regulations prohibiting employment discrimination. This release also includes, but is not limited to, a release by Employee of any claims for breach of contract, mental pain, suffering and anguish, emotional upset, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, breach of any express or implied covenant of good faith and fair dealing, that Employer has dealt with Employee unfairly or in bad faith, and all other common law contract and tort claims. Employee is not waiving any rights or claims that may arise after the Retirement Date.

16.  Confidentiality.  For a period of five (5) years after the
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     Retirement Date, Employee shall not, except as otherwise required by law, furnish, disclose or make accessible to any person, entity or government authority, any knowledge, trade secrets, customer information, supplier information, plans, opportunities, procedures, data, techniques or other information relating to the businesses or finances of Employer or any of its affiliates. The prohibitions of this Paragraph 16 shall not apply, however, to information in the public domain (but only if the

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     same becomes part of the public domain through a means other than a disclosure prohibited hereunder).

17.  Remedies.  The parties recognize that, because of the nature
     --------
     of the subject matter of Paragraph 16 above, it would be impracticable and extremely difficult to determine the actual damages suffered by Employer in the event of a material breach of Employee's obligations thereunder. Accordingly, if Employee commits a material breach, or threatens to commit a material breach, of any of the provisions of Paragraph 16, Employer or any of its successors or assigns shall give Employee written notice of such violation and, if Employee has not cured such violation or otherwise ceased to act in violation of Paragraph 16 within ten (10) days after the giving of such notice, Employer or any of its successors or assigns shall have the following rights and remedies:

     (a) to have the provisions of Paragraph 16 specifically enforced by any court having equity jurisdiction, without the posting of bond or other security, it being acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to Employer and that an injunction may be issued against Employee to stop or prevent any such breach or threatened breach; and

     (b) to recover such actual damages as Employer or its affiliates may incur as a result of such breach or threatened breach.

     The curing of a violation of the requirements of Paragraph 16 shall not preclude Employer from seeking the recovery of its actual damages resulting from such violation.

18.  Independent Legal Advice.  Employee acknowledges that he has
     ------------------------
     been represented by independent legal counsel of his choice with respect to the advisability of signing this Agreement and providing the releases, waivers, acknowledgements, representations and undertakings specified herein, and with respect to his rights and obligations under the terms of this Agreement.

19.  Knowledge of Contents.  Both parties acknowledge that they
     ---------------------
     have carefully read this Agreement and that the contents hereof are known and understood by them. This Agreement is signed freely by each party hereto.

20.  Review and Revocation Period.  Employee acknowledges that he
     ----------------------------
     has been extended a period of twenty-one (21) days within which to consider this Agreement. For a period of seven (7) days following Employee's execution of the Agreement, Employee may revoke this Agreement by notifying Employer, in writing, of his desire to do so. After the seven (7) day period has elapsed, this Agreement shall be binding and enforceable.

21.  Obligation to Return Funds.  In the event Employee exercises
     --------------------------
     his right to revocation set forth in Section 20 above, Employee shall immediately return to Employer all amounts paid


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     to Employee as consideration under this Agreement.  The
     duty to return funds under this Agreement shall survive the revocation of the Agreement and shall constitute a separately enforceable obligation between Employee and Employer.

22.  No Admission of Liability.  This Agreement and compliance
     -------------------------
     with this Agreement shall not be construed as an admission by Employer or Employee of any liability whatsoever, or as an admission by Employer of any violation of the rights of Employee or any other person, or any violation of any order, law, statute, duty or contract.

23.  Severability.  In the event that any provision of this
     ------------
     Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

24.  Governing Law.  This Agreement will be interpreted and
     -------------
     enforced in accordance with the laws of the State of Oklahoma.

25.  Entirety and Integration.  Upon the execution hereof by all
     ------------------------
     of the parties hereto, this Agreement shall constitute a single, integrated contract expressing the entire agreement of the parties relative to the subject matter hereof and supersedes all prior negotiations, understandings and/or agreements, if any, of the parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first mentioned above.


EMPLOYEE                           EMPLOYER

                                   Willbros USA, Inc.
/s/ M. Kieth Phillips                    /s/ Larry J. Bump
---------------------------        By:  -----------------------------
     M. Kieth Phillips                          Larry J. Bump
                                                Chairman and
                                           Chief Executive Officer
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